FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 30, 2002.
                                       SECURITIES ACT REGISTRATION NO. 333-38555
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                         POST-EFFECTIVE AMENDMENT NO. 2
                                   TO FORM S-3
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933


                            MATRIXX INITIATIVES, INC.
             (Exact Name of registrant as specified in its Charter)


           DELAWARE                            2834                  87-0482806
State or other jurisdiction of     Primary Standard Industrial     (IRS Employer
incorporation or organization        Classification Code No.        I.D. Number)


                       2375 EAST CAMELBACK ROAD, SUITE 500
                             PHOENIX, ARIZONA 85016
                                 (602) 387-5353
               (Address, including zip code, and telephone number,
        including area code, of Registrant's principal executive offices)


                               WILLIAM J. HEMELT,
               EXECUTIVE VICE PRESIDENT, CHIEF FINANCIAL OFFICER,
                             TREASURER AND SECRETARY
                            MATRIXX INITIATIVES, INC.
                       2375 EAST CAMELBACK ROAD, SUITE 500
                             PHOENIX, ARIZONA 85016
                                 (602) 387-5353
                (Name, address, including zip code, and telephone
               number, including area code, of agent for service)


                        COPIES OF ALL COMMUNICATIONS TO:
                             SAMUEL C. COWLEY, ESQ.
                               SNELL & WILMER LLP
                               ONE ARIZONA CENTER
                           PHOENIX, ARIZONA 85004-0001
                                 (602) 382-6321

================================================================================

                                 DEREGISTRATION

     The purpose of this Post-Effective Amendment No. 2 to the Registration Statement on Form S-3 filed October 23, 1997 (Registration No. 333-38555), as amended by Amendment No. 1 to such Registration Statement on Form S-3 filed December 31, 1997 (collectively, the "Registration Statement") of Gum Tech International, Inc., a Utah corporation ("Gum Tech") of which Matrixx Initiatives, Inc., a Delaware corporation ("Matrixx"), is the successor in interest pursuant to a statutory merger of Gum Tech with and into Matrixx Initiatives, Inc. effective June 18, 2002, is to deregister all of the shares of common stock of Matrixx (originally issued as shares of common stock of Gum Tech and subsequently converted into shares of Matrixx common stock in connection with such merger), that were registered but not sold pursuant to the Registration Statement before December 30, 2002.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, Matrixx Initiatives, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-3 and has caused this Post-Effective Amendment No. 2 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Phoenix, Arizona, on December 30, 2002.

                                        MATRIXX INITIATIVES, INC.


                                        By /s/ William J. Hemelt
                                           -------------------------------------
                                           William J. Hemelt
                                           Executive Vice President, Chief
                                           Financial Officer, Treasurer and
                                           Secretary


     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Post-Effective Amendment No. 2 to this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                   Title                                         Date
---------                   -----                                         ----

/s/ Edward E. Faber         Chairman of the Board of Directors and        December 30, 2002
------------------------    Director
Edward E. Faber

/s/ Carl J. Johnson         President, Chief Executive Officer and        December 30, 2002
------------------------    Director
Carl J. Johnson

/s/ William C. Egan         Director                                      December 30, 2002
------------------------
William C. Egan

/s/ Edward J. Walsh         Director                                      December 30, 2002
------------------------
Edward J. Walsh

/s/ William A. Yuan         Director                                      December 30, 2002
------------------------
William A. Yuan

/s/ Michael A. Zeher        Director                                      December 30, 2002
------------------------
Michael A. Zeher

/s/ William J. Hemelt       Executive Vice President, Chief Financial     December 30, 2002
------------------------    Officer (Principal Financial Officer &
William J. Hemelt           Principal Accounting Officer), Treasurer
                            and Secretary